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                                                                   EXHIBIT 10.17

                                RONALD A. HAVERL

                                   TERM SHEET



         The following is a summary of the terms of an arrangement between Bio-Plexus, Inc. (the "Company") and Ronald A. Haverl during the next several months.

         1. Resignation - Effective August 1, 1997, Haverl will resign as Chief Executive Officer ("CEO") of the Company. He will also resign from his position as Treasurer. Upon such resignation he will cease to be an employee of the Company. He will continue as a director of the Company and the Chairman of the Board of Directors.

         2. Severance - Haverl will receive a severance payment of $200,000 less adjustments. The adjustments are:

                                    (i)     $85,199 for Haverl's outstanding
                                            debt to the Company (including
                                            interest); and

                                    (ii)    $7,500 for the cost of terminating
                                            the lease on Haverl's company car.

                  The balance of the severance amount ($107,301) will be paid in twelve equal monthly installments of $8,941.75. The installments will be paid on the first day of each month commencing August 1, 1997. Payment of the severance amounts is contingent upon Haverl's providing consulting services as set forth below.

         3. Consulting Arrangement - Upon his resignation as an employee of the Company, Haverl will become a consultant to the Company.

                  a. Duties: Haverl will be a management consultant to the Company. He will be available to the Company on an as needed basis.

                  b. Compensation: Haverl will be paid at the rate of $1,000 per day (or any part thereof) during the consulting period for any day he is called upon to provide services.
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                  c.       Benefits: Haverl will continue to participate in the
                           Company's medical plan, at Haverl's expense, in accordance with the terms and conditions of such plan.

                  d. Term: The consulting period will commence on October 1, 1997 and end September 30, 1998, subject to extension upon mutual agreement of Haverl and the Company. In the period between August 1, 1997 and September 30, 1997, Haverl will provide consulting services to the Company, during normal business hours, as requested by the Chief Executive Officer without charge.

                  e. Termination: Either the Company or Haverl may terminate the consulting arrangement upon thirty days notice. If the Company terminates the arrangement for any reason other than cause, Haverl will continue to receive the severance payments as provided above. If Haverl terminates the arrangement for any reason other than a breach by the Company, all severance payments to him will cease.

                  f. Non-Competition: Haverl may not compete with the Company during the term of the consulting period.

                  g. Confidentiality: Haverl will be bound by customary confidentiality provisions.

         4. Extension of Warrants - The Company will extend the term of certain warrants issued to Haverl which expire on September 19, 1997 until September 19, 1998. The exercise price ($6.00 per share) will not be changed.

         5.       Services as the Chairman of the Board of Directors

                  a.       Duties:  Haverl will:

                                    (i)     Set a regular schedule for Board
                                            meetings with advanced notice to the
                                            Board members.

                                    (ii)    Set the agenda in conjunction with
                                            the Chief Executive Officer for each
                                            Board meeting with mailing to the
                                            Board members at least two weeks
                                            before the meeting date. Company
                                            office personnel will assist in
                                            secretarial matters.

                                    (iii)   Refer all inquiries about the
                                            Company to the Chief Executive
                                            Officer and the Stock Holder
                                            Relations Department.

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                                    (iv)    Support the Chief Executive Officer
                                            in the effort to enhance stockholder
                                            returns on investment.

                                    (v)     Perform any other additional duties
                                            as assigned by the Board of
                                            Directors.

                  b. Compensation: Haverl will receive the normal Director's compensation of $2,500 per calendar quarter commencing with the last quarter of 1997.

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